Exhibit 10.1

LOCKHEED MARTIN CORPORATION
AMENDED AND RESTATED DIRECTORS EQUITY PLAN

ARTICLE I
TITLE, PURPOSE AND AUTHORIZED SHARES
Lockheed Martin Corporation previously established the Lockheed Martin Corporation 2009 Directors Equity Plan, which was approved by stockholders on April 24, 2008, and effective as of the Effective Date (as amended from time to time, the “2009 Plan”). The Corporation hereby amends and restates the 2009 Plan, as set forth herein, and renames the 2009 Plan the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, effective as of the Restatement Date.
The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors for the Corporation and to further align their economic interests with the interests of stockholders generally.
Subject to adjustment in accordance with Section 7.1, the total number of shares of Common Stock that may be subject to Options granted and Units awarded under this Plan is 600,000; provided, however, that the total number of shares of Common Stock that may be subject to Options granted and Units awarded from and after the Restatement Date is equal to (i) the number of shares of Common Stock that remain available for grant under this Plan as of the Restatement Date, plus (ii) the number of shares of Common Stock subject to outstanding Awards as of the Restatement Date under this Plan that on or after the Restatement Date terminate, expire, are forfeited, or paid in cash and would become available again for Awards under this Plan. Shares of Common Stock subject to an Option terminating or expiring for any reason prior to its exercise, and subject to Units that are forfeited or paid in cash pursuant to this Plan, once again shall be available for Awards under this Plan.
ARTICLE II
DEFINITIONS
The following terms have the meanings specified below unless the context clearly indicates otherwise:
2.1     “Accounts” means a Director’s Stock Unit Account and Dividend Equivalent Stock Account.
2.2     “Annual Equity Award Amount” means a dollar amount equal to the Designated Equity Percentage multiplied by the Annual Retainer Amount, each determined as of the applicable Award Date.

2.3     “Annual Meeting” means an annual meeting of the stockholders of the Corporation at which Directors are elected by the stockholders.
2.4     “Annual Retainer Amount” means the dollar amount of the aggregate annual retainer payable by the Corporation to a Director for service as a member of the Board of Directors (excluding any retainer amount for service on committees of the Board of Directors), as it may be established from time to time.
2.5     “Award” means an award granted pursuant to Section 3.1.
2.6     “Award Date” means the second Business Day following the later of (i) the date of the first regular meeting of the Board of Directors in each calendar year or (ii) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided, however, that if such second Business Day is later than February 15 of a given calendar year, the Award Date shall be February 15 of that year (or if February 15 is not a Business Day, the next Business Day) (such date, a “Regular Award Date”). Notwithstanding the foregoing, in the event that in a given calendar year a Director is not a member of the Board of Directors on the Regular Award Date, the Award Date for that calendar year for that Director shall be the first Business Day of the month following the month in which the Director is elected to the Board of Directors (such date, an “Interim Award Date”).
2.7     “Beneficiary” or “Beneficiaries” has the meaning specified in Section 8.2(b).
2.8     “Board of Directors” or “Board” means the Board of Directors of the Corporation.
2.9     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
2.10     “Change in Control” means:
(a)     A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.
(b)     The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).
(c)     Any person (as this term is used in Section 3(a)(9) and Section 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.
(d)     At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the Incumbent Directors shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes of this provision, “Incumbent Directors” means the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least 75% of the Board members who were then Board members (or successors or additional members so elected or nominated).
(e)     The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary.
Notwithstanding the foregoing, in the event the Board of Directors or a committee of the Board determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control shall have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code.
2.11     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.12     “Common Stock” or “Stock” means shares of Common Stock of the Corporation, par value $1.00 per share, subject to adjustments made pursuant to Section 7.1 or by operation of law.
2.13     “Corporation” means Lockheed Martin Corporation, a Maryland corporation, and its successors and assigns.
2.14     “Designated Equity Percentage” means the percentage of the Annual Retainer Amount determined from time to time by the Board of Directors or a committee of the Board as payable in Options or Units or a combination thereof under this Plan; provided, however, that absent such a determination, the Designated Equity Percentage shall be 50%.
2.15     “Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries.
2.16     “Director Stock Ownership Guidelines” means the stock ownership guidelines applicable to Directors, as set forth in the Lockheed Martin Corporate Governance Guidelines, as it may be amended from time to time.
2.17     “Disability” means “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

2.18     “Dividend Equivalent” means the amount of cash dividends or other cash distributions that would have been paid by the Corporation on Stock Units then credited to a Director’s Accounts had those Stock Units been shares of Common Stock.
2.19     “Dividend Equivalent Stock Account” means the bookkeeping account maintained by the Corporation on behalf of a Director which is credited with Dividend Equivalents in the form of Stock Units in accordance with Section 4.2.
2.20     “Effective Date” means January 1, 2009.
2.21     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.22     “Fair Market Value” means, for purposes of determining the exercise price of an Option or the value of a Stock Unit, the closing price of the Stock as reported on the composite tape of the New York Stock Exchange on the relevant date, or, if no sale of Stock is reported for that day, the next succeeding day for which there is a reported sale. For purposes of determining the number of Options to be issued as part or all of an Award pursuant to Section 3.1(a), (b) or (c), Fair Market Value shall mean the fair market value of an option to buy Stock granted on the applicable Award Date as determined using the option pricing methodology as applied by the Corporation for its financial statement reporting purposes as of the Award Date.
2.23     “Option” means a nonqualified option to purchase shares of Common Stock with the terms and conditions described in Article V.
2.24     “Plan” means the Lockheed Martin Corporation Amended and Restated Directors Equity Plan.
2.25     “Restatement Date” means the date on which this Plan is approved by the stockholders of the Corporation.
2.26     “Retirement” means retirement from the Corporation as a Director at an Annual Meeting at which the Director is not eligible to stand for reelection as a result of the mandatory retirement age provisions of Section 2.03 of the Corporation’s Bylaws.
2.27     “Stock Unit” or “Unit” means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to an outstanding share of Common Stock of the Corporation.
2.28     “Stock Unit Account” means the bookkeeping account maintained by the Corporation on behalf of each Director who is credited with Stock Units in accordance with Section 4.1.
2.29     “Subsidiary” means, as to any person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more Subsidiaries of that entity, or by a combination thereof.

ARTICLE III
PARTICIPATION
3.1     Award.
(a)     On each Regular Award Date during the term of this Plan, each Director shall be granted, in the form elected by the Director in accordance with Section 3.2, one of the following Awards:
(i)     Units with a Fair Market Value equal to the Annual Equity Award Amount, which Units shall be credited to the Director’s Stock Unit Account;
(ii)     Units with a Fair Market Value equal to 50% of the Annual Equity Award Amount, which Units shall be credited to the Director’s Stock Unit Account, and Options with a Fair Market Value equal to 50% of the Annual Equity Award Amount; or
(iii)     Options with a Fair Market Value equal to the Annual Equity Award Amount.
Notwithstanding the foregoing, from time to time the Board by resolution may limit the types of Awards that Directors may elect under this Section 3.1.
(b)     In the case of a Director who is not serving as a Director on the Regular Award Date for a given calendar year but (i) is elected a Director at the Annual Meeting for that year, or (ii) is elected a Director to fill a vacancy at any other time during the year, on the Interim Award Date for the calendar year in which the Director is so elected the Director shall be granted, in the form elected by the Director in accordance with Section 3.2, an Award that shall be prorated based on the number of full months remaining in the calendar year. With respect to Awards granted pursuant to this Section 3.1(b), a Director shall be entitled to elect in accordance with Section 3.2 whether the Award is to be payable in Units, Options or a combination of Units and Options in the proportions contemplated by Section 3.1(a) for Awards granted on a Regular Award Date.
(c)     In the case of a Director who will be eligible for Retirement at the Annual Meeting following a Regular Award Date, the Award to be made to the Director on that Regular Award Date shall be one-third of the amount of the Award the Director otherwise would be entitled to receive under Section 3.1(a).
(d)     For purposes of this Section 3.1, Fair Market Value shall be determined on the applicable Award Date.
3.2     Election. On or prior to December 31 of the calendar year prior to each Award Date, a Director must, if applicable, file an election form, as provided by the Corporation, with the Secretary of the Corporation specifying the form of the Award the Director elects to receive pursuant to Section 3.1. A Director’s election shall be irrevocable during any calendar year in which it is in effect. A Director’s election as to the form of an Award shall remain in effect and shall be deemed to have been made for the next calendar year unless the Director files a revised election form with the Secretary of the Corporation by December 31 of the calendar year. Notwithstanding the foregoing, in a Director’s first year of service on the Board, an election as to the form of Award the Director elects to receive shall be valid if it is filed within 30 days after the Director commences service as a Director and in any event prior to the applicable Award Date. At the time a Director makes an election specifying the form of Award the Director elects to receive pursuant to Section 3.1, the Director also shall specify the time, manner and form of distribution, pursuant to Section 4.4, for the particular Award to which the election relates, as applicable. In the absence of an initial election as to the form of Award, the Director shall be deemed to have elected an Award consisting entirely of Units and shall be deemed to have elected a lump sum distribution payable in Stock on the first Business Day of the month following his or her termination of service, in accordance with Section 4.4. If a Director makes an initial election to receive Units, but does not make an election as to the time, manner and form of distribution, the Director shall be deemed to have elected a lump sum distribution payable in Stock on the first Business Day of the month following his or her termination of service, in accordance with Section 4.4. Any election by a Director of the time, manner and form of distribution of an Award shall be subject to change as provided in Section 4.4(f).
ARTICLE IV
STOCK UNITS
4.1     Stock Unit Account. If a Director elects an Award consisting in whole or in part of Stock Units, the Stock Unit Account of the Director shall be credited on the Award Date with either (i) Units determined pursuant to Section 3.1(a)(i) and, to the extent applicable, Section 3.1(b) or (c), or (ii) Units determined pursuant to Section 3.1(a)(ii) and, to the extent applicable, Section 3.1(b) or (c).
4.2     Dividend Equivalents; Dividend Equivalent Stock Account
(a)     Allocation of Dividend Equivalents. Each Director shall be entitled to receive Dividend Equivalents on the Units credited to his or her Accounts, both before and after a termination of service. The Dividend Equivalents shall be credited to the Director’s Dividend Equivalent Stock Account in accordance with Section 4.2(b).
(b)     Dividend Equivalent Stock Account. Each Director’s Dividend Equivalent Stock Account shall be credited from time to time with an additional number of Units determined by dividing the dollar amount of the Director’s Dividend Equivalents by the Fair Market Value of a share of Common Stock as of the date on which the dividends to which such Dividend Equivalents relate are payable to stockholders of the Corporation. The Units credited to a Director’s Dividend Equivalent Stock Account shall be allocated (for purposes of distribution) in accordance with Section 4.4(b) and shall be subject to adjustment in accordance with Section 7.1.
4.3     Vesting of Stock Unit Account and Dividend Equivalent Stock Account. A Director’s Units held in his or her Stock Unit Account shall vest as follows: 50% of the Units shall vest on June 30 following the applicable Award Date and 50% of the Units shall vest on December 31 following the applicable Award Date. Notwithstanding the foregoing provisions of this Section

4.3, all Units held in a Director’s Stock Unit Account shall vest (i) upon a Change in Control or upon termination of service as a Director as a result of the Director’s Retirement, death or Disability, (ii) in the case of Units awarded pursuant to Section 3.1(b), 100% on December 31 following the applicable Interim Award Date, and (iii) in the case of Units awarded prior to the date of the Annual Meeting for a given year where a Director does not stand for reelection at the Annual Meeting (other than as a result of Retirement, death or Disability) or stands for reelection but is not elected at the Annual Meeting, one-third on the day of the Annual Meeting. A Director’s Units held in his or her Dividend Equivalent Stock Account shall vest when the related Units in the Stock Unit Account vest. Except as set forth above, if a Director’s service as a Director terminates, all unvested Units shall be forfeited.
4.4     Distribution of Benefits
(a)     Commencement of Benefits Distribution. Subject to the terms of Section 4.3 and this Section 4.4, each Director shall be entitled to receive a distribution of his or her Accounts on the first Business Day of the month following his or her termination of service; provided, however, that for an Award granted on or after January 1, 2018 (together with any Dividend Equivalents thereon), a Director who as of November 1 of the calendar year prior to the Award Date for such Award has satisfied the Director Stock Ownership Guidelines shall be permitted to make an election in accordance with Section 3.2 to receive such Award (together with any Dividend Equivalents thereon) on the first business day of the month following the earlier of termination of service and the March 31 immediately following the first anniversary of the Award Date for such Award, in which case such Award (together with any Dividend Equivalents thereon) shall be distributed at such time in accordance with this Section 4.4.
(b)     Manner of Distribution
(i)     Basic Distributions. The benefits payable under this Section 4.4 shall be distributed to the Director in a lump sum payable entirely in Stock, unless the Director elects in writing (on forms provided by the Corporation), either at the time of making the initial election or by the time specified in Section 4.4(f), to receive a distribution of benefits entirely or partially in cash or a distribution of benefits in up to 20 annual installments. Elections with respect to any Units in the Stock Unit Account shall apply to all related Units in a Director’s Dividend Equivalent Stock Account. Payment shall be made or commence as of the later of the time specified in Section 4.4(a) or, if necessary to ensure that an exemption is available pursuant to Rule 16b-3 under the Exchange Act, the first Business Day of the seventh month following such time, and, in the case of installment payments, shall be made on the first Business Day of such month on an annual basis thereafter until all such installment payments have been made. To the extent an installment is payable in cash, the amount of the installment shall be equal to (i) the Fair Market Value of the Units allocated to a Director’s Accounts and subject to a cash distribution election as of the fourth Business Day preceding the particular installment payment (or, with respect to the first installment payment, the first Business Day after the date of the payment trigger event, if later), divided by (ii) the number of installments yet to be paid.
(ii)     Special Distribution Rules. Notwithstanding the foregoing, if the aggregate vested balance in a Director’s Accounts at the date of termination of service as a Director has a

Fair Market Value equal to or less than $10,000, then the balance shall be distributed in a lump sum in cash on the first Business Day of the month following the date of termination of service as a Director. In no event shall any payment made pursuant to the previous sentence be made after March 15 of the calendar year following the year in which the Director has terminated service as a director of the Corporation. In the event of a Change in Control or a Director’s termination of service as a result of death or Disability, the benefits payable under this Section 4.4 shall be distributed to the Director or the Director’s Beneficiaries in a lump sum in cash as soon as administratively practicable following such event. A distribution under the preceding sentence in the event of a Change in Control shall be authorized only to the extent the Company determines that the resulting distribution would not subject the Director to liability for interest or tax under Section 409A of the Code. In the event a Director elects to receive an Award on the first Business Day of the month following the earlier of termination of service and the March 31 immediately following the first anniversary of the Award Date in accordance with Section 4.4(a), such benefits shall be distributed to the Director in a lump sum at such time. In the event a Director has elected installment payments in respect of Units held in the Director’s Accounts and prior to the final installment payment the Director dies, the remaining installment payments shall be paid to the Beneficiaries in a lump sum in cash as soon as administratively practicable following such death.
(c)     Form of Distribution. Stock Units shall be paid and distributed by means of a distribution of (i) an equivalent whole number of shares of Common Stock or (ii) cash in an amount equal to the Fair Market Value of an equivalent number of shares of Common Stock, in each case valued as of the later of the fourth Business Day preceding the payment date and the first Business Day after the date of the payment trigger event. Any fractional interest in a Unit shall be paid in cash and only at the time of the final distribution to a Director or his or her Beneficiaries. The Director may elect to have Stock Units credited to the Director’s Stock Unit Account and Dividend Equivalent Stock Account paid and distributed in the form of cash, whole shares of Common Stock or a combination of cash and whole shares of Common Stock by making a written election (on forms provided by the Corporation) as to the percentage the Director elects to receive in the form of cash and the percentage the Director elects to receive in whole shares of Common Stock, which election shall be made on or before the fourth Business Day preceding the initial payment date.
(d)     Sub-Accounts. The Board of Directors or a committee of the Board to whom the Board has delegated its authority under this Plan (or any person to whom the Board of Directors or a committee of the Board has further delegated ministerial, bookkeeping or other non-discretionary functions pursuant to Section 6.2) may maintain such sub-accounts within a Director’s Accounts as may be necessary or convenient to determine which Units are subject to any distribution elections under Section 3.2 and Section 4.4.
(e)     Limitations of Distributions. Notwithstanding anything herein to the contrary, no distribution may be made in respect of any Units prior to the six-month anniversary of the crediting of the Units to a Director’s Stock Unit Account (or, in the case of Units held in a Director’s Dividend Equivalent Stock Account, prior to the six-month anniversary of the crediting of the related Units to the Director’s Stock Unit Account). Notwithstanding any other provisions of this Plan to the contrary, in the event Section 409A(a)(2)(B)(i) of the Code applies because a Director was a key employee of the Corporation within the meaning of that section, any distribution to the Director under this Plan shall be delayed until six months after separation from service as a Director (or, if earlier, the date of the Director’s death).
(f)     Timing of Distributions. A Director may change any election as to whether the distribution is to be made in a lump sum or in installment payments, with respect to all of the Director’s Accounts or with respect to one or more specific Awards under this Plan, or any election as to the time of distribution, with respect to one or more Awards under this Plan granted on or after January 1, 2018, by executing and delivering to the Corporation a new election form (on the form prescribed by the Corporation). Any such election must be made prior to the close of business on the last day on which the Director serves as a member of the Board of Directors and at least 12 months before the date the first payment would be due under the Director’s previous election; provided, however, that the first payment must be delayed by at least 60 months from the date the first payment would be due under the Director’s previous election. In the event a change of election does not satisfy the requirements of this Section 4.4(f), the election shall be void and the Director’s Award shall be distributed at the time and in the manner contemplated by the previous valid election of the Director or, if no such valid election exists, in a lump sum.
4.5     Limitations on Rights Associated with Units. A Director’s Accounts shall be memorandum accounts on the books of the Corporation. Units credited to a Director’s Accounts shall be used solely as a device for the determination of the number of shares of Common Stock or the amount of cash to be distributed to the Director in accordance with this Plan. Units shall not be treated as property or as a trust fund of any kind, and shall not create a security interest in any property of the Corporation or any of its Subsidiaries; provided, however, that the Corporation shall reserve shares of Common Stock to satisfy its obligations under this Plan. All shares of Common Stock or other amounts attributed to the Units shall be and remain the sole property of the Corporation, and each Director’s rights in the Units are limited to the right to receive shares of Common Stock or cash in the future in accordance with this Plan. No Director shall be entitled to any voting or other rights of a stockholder with respect to Units granted under this Plan unless and until shares of Common Stock are distributed to the Director under this Plan. The number of Units credited under this Article shall be subject to adjustment in accordance with Section 7.1.
ARTICLE V
STOCK OPTIONS
All Options granted pursuant to this Plan shall be subject to the following terms and conditions:
5.1     Exercise Price. The exercise price of each Option granted under this Plan shall be equal to 100% of the Fair Market Value of the Stock on the applicable Award Date.
5.2     Non-transferability of Options. Options shall not be assignable or transferable by the Director other than by bequest or by the laws of descent and distribution. Options shall be exercisable during the Director’s lifetime only by the Director or by his or her guardian or legal representative. The designation of a Beneficiary under this Plan and the transfer of an Option to a Beneficiary upon a Director’s death is not a prohibited transfer under this Plan.
5.3     Vesting; Term of Options; Limitations on Exercisability. Options shall become exercisable as follows: 50% of the Options shall become exercisable on June 30 following the applicable Award Date and 50% of the Options shall become exercisable on December 31 following the applicable Award Date. Notwithstanding the foregoing provisions of this Section 5.3, (i) upon a Change in Control or in the event a Director’s service as a Director terminates by reason of the Director’s Retirement, death or Disability, all Options shall become exercisable, (ii) all Options awarded pursuant to Section 3.1(b) shall become exercisable on December 31 following the applicable Interim Award Date and (iii) in the case of Options awarded prior to the Annual Meeting for a given year where a Director does not stand for reelection at the Annual Meeting (other than as a result of Retirement, death or Disability) or stands for reelection but is not elected at the Annual Meeting, one-third of the Options shall become exercisable on the day of the Annual Meeting. Options shall expire on the tenth anniversary of the applicable Award Date; provided, however, that, except as set forth above, if a Director’s service as a Director terminates, all unvested Options shall be forfeited.
5.4     Payment of Exercise Price. The exercise price of Options shall be paid in cash at the time of exercise, except that in lieu of all or part of the cash, the Director may tender Stock to the Corporation having a Fair Market Value equal to the exercise price, less any cash paid. In addition to the foregoing, subject to any restrictions contemplated by Section 13(k) of the Exchange Act, the Board may permit the exercise of an Option and payment of any applicable withholding tax in respect of an Option by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established from time to time. The Fair Market Value of Stock tendered as payment of all or part of the price of Options shall be determined as of the Business Day on which the Options are exercised.
5.5     Rights as Stockholder. A Director or his or her Beneficiary shall have no rights as a stockholder of the Corporation with respect to any unissued shares of Common Stock covered by an Option until the date the Director or Beneficiary exercises the Option and becomes the holder of record of the underlying shares of Common Stock. Except as provided in Section 7.1, no adjustment or other provision shall be made for dividends or other rights as a stockholder until such time as a Director or his or her Beneficiary becomes the holder of record of the underlying shares of Common Stock.
5.6     No Repricing. No Option may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Article 7) if the effect would be to reduce the exercise price for the shares underlying such Option. In addition, no Option may be repurchased or otherwise cancelled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Article 7) if the exercise price is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Board may take any such action set forth in this Section 5.6 subject to the approval of the stockholders of the Corporation.
ARTICLE VI
ADMINISTRATION
6.1     Administration. This Plan shall be self-executing and shall operate as a formula plan. To the extent necessary for the operation of this Plan, it shall be construed, interpreted and administered by the Board of Directors or a committee of the Board appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing , but subject to Sections 5.6, 7.1 and 7.2, the Board shall have no authority to change the exercise price of any outstanding Option granted under this Plan and no Director shall participate in any decision relating solely to his or her benefits (other than approval of the Award).
6.2     Decisions Final; Delegation; Reliance; and Limitation on Liability. Any determination of the Board of Directors or a committee of the Board to whom the Board has delegated authority under this Plan shall be conclusive. In performing its duties, the Board of Directors or any such committee of the Board shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board of Directors or a committee of the Board to whom the Board has delegated authority may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.
Neither the Corporation nor any member of the Board of Directors, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under Rule 16b-3 under the Exchange Act, or to comply with any other law, compliance with which is not required by the Corporation.
ARTICLE VII
PLAN CHANGES AND TERMINATION
7.1     Adjustments upon Changes in Common Stock. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety, then the Board of Directors or a committee of the Board to whom the Board has delegated authority shall, in the manner and to the extent, if any, as it deems appropriate and equitable and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock as well as on Directors holding Options or Units under this Plan, proportionately adjust any or all of the following:
(a)     the number of shares of Stock and Units or the type of securities that thereafter may be made the subject of Awards (including the specific maximum and number of shares of Stock or Units set forth elsewhere in this Plan);
(b)     the number of shares of Stock, Units, other securities or cash subject to any or all outstanding Awards;
(c)     the exercise price of any outstanding Options;
(d)     the securities, cash or other property deliverable upon exercise of any or all outstanding Options; or
(e)     any other terms as are affected by the event.
The Board of Directors or a committee of the Board to whom the Board has delegated authority may act prior to an event described in this Section 7.1 (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit a Director or his or her Beneficiaries to realize the benefits intended to be conveyed by an Award in the case of an event described in this Section 7.1.
7.2     Amendments. The Board of Directors shall have the right to amend this Plan in whole or in part or to suspend or terminate this Plan, except that no amendment shall be made that would result in liability for interest or tax under Code Section 409A and no amendment, suspension, or termination may cancel or otherwise adversely affect in any way, without written consent, any Director’s rights with respect to (i) Stock Units and Dividend Equivalents credited to his or her Accounts or (ii) Options awarded prior to the effective date of the amendment, suspension or termination.
7.3     Term. Awards may be made under this Plan at any time on or before December 31, 2028, but continuance of this Plan is not a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in writing, and this Plan shall be terminated at the time set by the Board of Directors. Notwithstanding any termination of this Plan, unless otherwise agreed in writing by the applicable Director or his or her Beneficiaries, any outstanding Awards as of the date of termination of this Plan shall continue in effect on the terms and subject to the conditions set forth in this Plan.
7.4     Distributions in Respect of Units upon Termination. If this Plan terminates pursuant to Section 7.3, the distribution of the Accounts of a Director shall be made at the time provided in Section 4.4 and in a manner consistent with any elections made or deemed to have been made by the Director pursuant to Section 4.4.

ARTICLE VIII
MISCELLANEOUS
8.1     Limitation on Directors’ Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board of Directors or any rights or interests other than as provided in this Plan. No Director shall have any right to any payment or benefit except to the extent provided in this Plan or in any other plan, arrangement or binding contract set forth in a written agreement with the Corporation. This Plan shall create only a contractual obligation of the Corporation to provide the benefits described in this Plan and shall not be construed as creating a trust. This Plan has no assets and Directors shall only have rights as general unsecured creditors of the Corporation for any amounts credited or vested and benefits payable under this Plan.
8.2     Beneficiaries.
(a)     Beneficiary Designation. Upon forms provided and in accordance with procedures established by the Corporation, each Director may designate in writing (and change a previous designation of) the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) that the Director chooses to receive the cash or Common Stock payable under this Plan after his or her death, subject to applicable laws (including any applicable community property and probate laws).
(b)     Definition of Beneficiary. A Director’s “Beneficiary” or “Beneficiaries” shall be the person or persons, including a trust or trusts, validly designated by the Director in writing on a form provided by the Corporation or, in the absence of a valid designation, the personal representative of the Director’s estate in the event of the Director’s death.
8.3     Corporation’s Right to Withhold. The Corporation shall satisfy state and federal income tax withholding obligations, if any, arising upon distribution of all or a part of a Director’s Account or arising out of the issuance of shares of Common Stock upon the exercise of Options granted under this Plan by withholding cash or reducing the number of shares of Common Stock otherwise deliverable to the Director or his or her Beneficiary or Beneficiaries by the appropriate number of shares (based on the Fair Market Value on the date of the distribution or, in the case of the exercise of Options, on the day on which the Options are exercised) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the tax withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes that the Corporation may be required to withhold with respect to the benefits hereunder.
8.4     Benefits Not Assignable; Obligations Binding Upon Successors. Except as provided in Section 8.2, benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.
8.5     Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of

Maryland without regard to conflict of laws provisions of Maryland law. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
8.6     Compliance With Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any stock exchange, listing agency or regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.
8.7     Plan Construction. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Exchange Act so that Directors will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to liability thereunder. This Plan also is intended to comply with the requirements of Section 409A of the Code and any regulations or other guidance issued thereunder so that Directors are not subject to liability for interest or tax under Section 409A. If any provision of this Plan is determined not to conform to the requirements of Section 409A of the Code, this Plan shall be interpreted to omit the offending provision. Any interpretation contrary to the foregoing shall be avoided.
8.8     Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the interpretation of any provisions of this Plan.

The 2009 Plan, as it is proposed to be amended and restated, was approved by the Board of Directors on February 22, 2018, and, if approved by the stockholders of the Corporation at the 2018 annual meeting of stockholders shall be effective as of the Restatement Date.